INTELLECTUAL PROPERTY PROTECTION AGREEMENT

         In consideration of my employment -- and of my continued employment -- and my compensation, and the equipment, materials, facilities and the Company's Confidential Information supplied to me, the Company and I understand and agree that:

         1. RECORDS OF INVENTIONS AND WORKS OF AUTHORSHIP. I will keep complete and current written records of all Inventions and Works of Authorship (including illustrations, writings, mask works, software and computer programs) I make during the period of time I am employed by the Company and promptly and completely disclose all such Inventions and Works of Authorship in writing to the Company for the purpose of adequately determining the Company's rights in each such Invention and Work of Authorship. I will supplement any such disclosures to the extent the Company may request. If I have any doubt as to whether or not to disclose an Invention or Work of Authorship to the Company, I will disclose it. In this connection, I will not file any patent or copyright application relating to any Invention or Work of Authorship I Make during the period of time I am employed by the Company without the prior written approval of the Company.

         2. OWNERSHIP OF INVENTIONS AND WORKS OF AUTHORSHIP. Each and every Invention and Work of Authorship I Make during the period of time I am employed by the Company which (a) relates to the business of the Company or to the Company's actual or demonstrably anticipated research or development, (b) results from any work I perform for the Company, or (c) relates to the Company's Confidential Information, is the sole and exclusive property of the Company and I will assign my entire right, title and interest in each such Invention or Work of Authorship to the Company, except those excluded from any obligation to assign to the Company as a matter of law existing at the time such Invention or Work of Authorship is Made. If I assert any property right in an Invention or Work of Authorship I Make during the period of time I am employed by the Company as provided by law, I will promptly notify the Company in writing.

         3. DISCLOSURE OF INVENTION OR WORK OF AUTHORSHIP AFTER TERMINATION. I will promptly and completely disclose in writing to the Company all Inventions or Works of Authorship which I Make during the one year period immediately following the end of my employment with the Company which (a) relates to the business of the Company or to the Company's actual or demonstrably anticipated research or development, (b) results from work I performed for the Company, or
(c) relates to the Company's Confidential Information, for the purpose of determining the Company's rights in each such Invention or Work of Authorship. During this period, I will not file any patent or copyright application relating to any such Invention or Work of Authorship without the prior written consent of the Company. If I do not prove that I Made the Invention or Work of Authorship entirely after leaving the Company's employment or if I do not prove that the Invention or Work of Authorship does not in any way relate to my work assignment at the Company, to the Company's business, or to the Company's Confidential Information, the Invention or Work of Authorship shall conclusively be presumed to be the property of the Company. I acknowledge that the conditions of this paragraph are no greater than is necessary for protecting the Company's interests in the Company's Confidential Information and in Inventions or Works of Authorship to which it is rightfully entitled. I agree to assign to the Company all of my interest in such Inventions or Works of Authorship belonging to the Company and I will execute any papers and do any acts which the Company considers necessary to secure to it any all rights relating to such Inventions or Works of Authorship.

         4. COOPERATION WITH THE COMPANY. I will assist and fully cooperate with the

Company in obtaining and maintaining the fullest measure of legal protection which the Company elects to obtain for Inventions and Works of Authorship in which it has a property right. I will execute any lawful document the Company requests me to execute relating to obtaining and maintaining legal protection for any said Invention or Work of Authorship (including, but not limited to, executing applications, assignments, oaths, declarations, and affidavits) and I will make myself available for interviews, depositions and testimony relating to any said Invention or Work of Authorship.

         5. PRE-EMPLOYMENT INVENTIONS OR WORKS OF AUTHORSHIP. On Schedule A (an integral part of this Agreement on page 6) I have completely identified, without disclosing any trade secret or other confidential information, every Invention or Work of Authorship I made before my employment by the Company in which I have an ownership interest, and which is not the subject matter of an issued patent or printed publication at the time I sign this Agreement. If I become aware of any projected or actual use of any such Invention or Work of Authorship by the Company, I will promptly notify the Company in writing of said use. Except as to the Inventions or Works of Authorship listed on Schedule A or those which are the subject matter of an issued patent or printed publication at the time I sign this Agreement, I will not assert any rights against the Company with respect to any Invention or Work of Authorship made before my employment with the Company.

         6. THE COMPANY'S CONFIDENTIAL INFORMATION; RESTRICTIVE COVENANTS. During the period of time I am employed by the Company and indefinitely thereafter with respect to Confidential Information which constitute trade secrets and for a period of five years after my employment with the Company terminates with respect to Confidential Information which does not constitute trade secrets, I will not, directly or indirectly, use the Company's Confidential Information except in the furtherance of the Company's business nor will I disclose or disseminate the Company's Confidential Information to anyone who is not an officer, director, employee, attorney or authorized agent of the Company without the prior written consent of the Company, unless the specific item of the Company's Confidential Information is now in, or hereafter (through no breach of this Agreement) becomes part of the public domain; provided, however, I agree that none of the provisions of this Agreement including the foregoing exception for Confidential Information which becomes part of the public domain and the five year time period with respect to certain Confidential Information shall be construed to constitute: (a) a waiver by the Company of any of its right in, or to protect specific items of the Company's Confidential Information which constitute trade secrets, or (b) a release of or limit to my legal obligation not to disclose or misappropriate any such Company trade secrets, during or after my employment with the Company. I understand that such use, disclosure or dissemination of the Company's Confidential Information would become accessible to and reasonably be considered useful to a competitor of the Company or to a third party which would be assisted in becoming a competitor of the Company. I will execute any agreement relating to the protection of the Company's Confidential Information or the Confidential Information of any third party with whom the Company is under legal obligation to protect that third party's confidential information if the Company requests.

         During the period of time that I am employed by the Company, and for a period (the "Restricted Period") equal to the longer of (x) five years after the date hereof and (y) ninety days after the termination of my employment with the Company, regardless of the reasons for or circumstances surrounding such termination of employment, I will not without prior written consent of the Company become in competition with the Company, or directly or indirectly accept employment with, or render services on behalf of, a competitor of the Company or any other third party in any capacity where the Confidential Information of the Company acquired by


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me during my employment with the Company would reasonably be considered to be useful to the competitor or to such other third party to become a competitor of the Company based in whole or in part on such Confidential Information or where it could be reasonably anticipated that I would use, disclose or otherwise compromise the integrity of such Confidential Information.

         Without limiting the foregoing, during the Restricted Period I will not attempt to divert nor assist others to acquire any Company business by soliciting, contacting or communicating with any customer or supplier of the Company's products or services with whom I had contact during the year preceding termination of my employment.

         I acknowledge that all documents and tangible things embodying or containing the Company's Confidential Information are the Company's exclusive property. I have access to them solely for performing the duties of my employment for the Company. I will protect the confidentiality of their content and I will return all of them and all copies, facsimiles and specimens of them (including excerpts or portion thereof) and any other forms of the Company's Confidential Information in my possession, custody or control to the Company before leaving the employment of the Company.

         I recognize that irreparable and incalculable injury will result to the Company, its business and property, in the event of a breach by me of the restrictions imposed by this Agreement. I therefore agree that in the event of any such breach, the Company shall be entitled, in addition to any other remedies and damages, to an injunction restraining further violation of such restrictions by me and/or by any other person for whom I may be acting or who is acting for me or in concert with me. If the Company is awarded an injunction or other remedy in connection with the enforcement of such restrictions, I further agree to pay all costs and expenses (including attorney's fees) reasonably incurred by the Company in such enforcement effort. I waive any requirement for security or the posing of any bond or other surety and proof of damages in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief and I further agree to waive the defense in any action for specific performance that a remedy at law would be adequate. I WAIVE THE RIGHT TO A JURY TRIAL OF ANY SUCH ACTION.

         In the event that any of the provisions of this Paragraph 6 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then the court shall have the power and shall reform the provisions of this Paragraph 6 in such jurisdiction to the maximum time, geographic, product or service, or other limitation permitted by applicable law.

         By entering into this Agreement, I acknowledge that: (i) I am familiar with the nature of the Company's business; (ii) I have read and understand the nature and scope of the restrictions set forth in this Agreement; and (iii) that the Company has invested and will continue to invest substantial effort and sums of money to develop and promote the Company products, services and goodwill together with Confidential Information. I THEREFORE ACKNOWLEDGE AND REPRESENT THAT THE SCOPE OF SUCH RESTRICTIONS ARE APPROPRIATE, NECESSARY AND REASONABLE FOR THE PROTECTION OF THE BUSINESS, GOODWILL AND PROPERTY RIGHTS OF THE COMPANY AND WILL NOT PREVENT OR HINDER ME FROM EARNING A LIVING IN THE EVENT OF, AND AFTER, TERMINATION OF MY EMPLOYMENT WITH THE COMPANY.

         7. CONFIDENTIAL INFORMATION FROM PREVIOUS EMPLOYMENT. I certify that I have not, and will not, disclose or use during my employment with the Company, any confidential information which I acquired as a result of any previous employment or under a contractual obligation of confidentiality before my employment by the Company except as may be otherwise consented to by the owner thereof in writing.

         8. PRIOR RESTRICTIVE OBLIGATIONS. On Schedule B (an integral part of this Agreement on page 6) I have completely identified all prior obligations (written and oral), such as confidentiality agreements or covenants restricting future employment, that I have entered into which restrict my ability to perform the duties of my employment for the Company. I agree to indemnify and hold the Company harmless from all liabilities and expenses resulting from my failure to identify all my prior obligations.

         9. NOTICE TO FUTURE EMPLOYERS. During the Restricted Period I will inform each new employer, prior to my employment, of the existence of this Agreement and provide the new employer with a copy of this Agreement. I further agree that the Company may, if it so desires, send a copy of this Agreement to, or otherwise make the provisions hereof known to, any such new employer.

         10. MISCELLANEOUS. This Agreement binds my heirs, executors, administrators, legal representatives and assigns and inures to the benefit of the Company and its successors and assigns.

         Only a written amendment executed by both myself and the Company can constitute a waiver or modification of any provision of this Agreement.

         This Agreement becomes effective when I sign it, my obligations under it continue throughout the entire period of time I am employed by the Company, without regard to the business organization within the Company with which I am associated, and these obligations will continue after, and survive, the end of my employment by the Company. I acknowledge that the foregoing obligations of mine and the rights and remedies of the Company hereunder shall be in addition to and not in derogation of any obligations to the Company which I may have and the rights and remedies which the Company may have by reason of the operation of law or by reason of any other agreements between me and the Company whether executed prior to, or on or after the date hereof.

         If a court of competent jurisdiction determines that any portion of this Agreement is illegal, invalid or unenforceable, then, subject to the provisions regarding reformation set forth in paragraph 6 hereof, that portion shall be considered to be removed from this Agreement and it shall not affect the legality, validity or enforceability of the remainder of this Agreement and the remainder of this Agreement shall continue in full force and effect. This Agreement shall be governed by, and construed under, the laws of the State of New York without regard to its conflicts of law rules.

         11.      DEFINITIONS.

                  a. "The Company" refers collectively to RDF Acquisition Corp., a Delaware corporation, having a place of business at 28 Jacome Way, Middletown, Rhode Island 02842, Lillian Vernon Corporation and its subsidiaries and affiliates and their respective predecessors, designees and successors and their past, present and future operating companies, divisions, parents, subsidiaries, affiliates and other business units;

                  b. "The Company Confidential Information" is any information used in the


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


Company's business which gives the Company an advantage over competitors who do not know or use such information (for example, a formula, manufacturing process, manufacturing equipment, proprietary compound, customer list, marketing plans, financial data, business data, etc.) and includes not only information designated by the Company as confidential information but also the Company's other trade secrets and other confidential or proprietary information, or confidential information entrusted to it;

                  c. "Inventions" or "Works of Authorship" include not only inventions (whether or not patentable) or works of authorship (whether or not copyrightable), but also innovations, improvements, discoveries, ideas and all other forms of intellectual property - whether or not any of the foregoing constitutes trade secrets or other confidential or proprietary information; and

                  d. "Make" or "Made", used in relating to Inventions or Works of Authorship includes any one or any combination of (i) conception; (ii) reduction to practice, or (iii) development of, any Invention or Work of Authorship and is without regard to whether I am sole or joint inventor or author.

                                    Employee:

Dated: As of March 31, 2000
                                    ------------------------------------------
                                    (Identified throughout this Agreement by the use of the first person singular)

                                     Printed

                                     Name:    PAMELA F. KELLEY

                                     RDF ACQUISITION CORP.

Dated: As of March 31, 2000          By:
                                        ---------------------------------------
                                              Kevin A. Green, President

                                   SCHEDULE A

                PRE-EMPLOYMENT INVENTIONS AND WORKS OF AUTHORSHIP

          Note: Please describe each such Invention and Work of Authorship you made prior to your employment by the Company in which you have an ownership interest and which is not the subject matter of an issued patent or printed publication at the time you sign this Agreement. DO NOT DISCLOSE CONFIDENTIAL INFORMATION.

                                     N O N E

------------------------------------------------------------------------------


                                   SCHEDULE B

                          PRIOR RESTRICTIVE OBLIGATIONS

         Please identify all prior restrictive obligations (written and oral), such as confidentiality agreements or covenants restricting future employment that are in effect and which restrict your ability to perform the duties of employment for the Company.

                                     N O N E


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             EXHIBIT A - INTELLECTUAL PROPERTY PROTECTION AGREEMENT